UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 25, 2020, Professional Diversity Network, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 10,925,859 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2020 (as amended by Amendment No. 1 filed with the SEC on June 2, 2020), are as follows:

Proposal 1: The Company’s stockholders elected the following five nominees as directors, to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
Courtney Shea	6,283,109	50,060	708,323
Michael Belsky	6,283,082	50,087	708,323
Haibin Gong	6,283,107	50,062	708,323
Hao (Howard) Zhang	6,283,107	50,062	708,323
Grace Reyes	6,293,124	40,045	708,323

Proposal 2: The Company’s stockholders voted to ratify the appointment of Ciro E. Adams, CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 by the following vote:

For	Against	Abstentions
7,017,198	24,292	2

Proposal 3: The Company’s stockholders voted to ratify the compensation of our named executive officers by the following vote:

For	Against	Abstentions
6,309,373	23,483	313

As disclosed previously, on January 2, 2020 the Company received a letter from The Nasdaq Stock Market LLC stating that since the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, it no longer complies with Nasdaq’s Listing Rules (the “Listing Rules”) for continued listing. By successfully holding the Annual Meeting the Company has regained compliance under the Listing Rules, and the staff of Nasdaq has orally confirmed such compliance status with the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 25, 2020, the Board of Directors of the Company appointed Mr. Xin (Adam) He (“Mr. He”), the Interim Chief Executive Officer and Chief Financial Officer of the Company, to be the Chief Executive Officer (and cease to be the Chief Financial Officer) of the Company effective immediately.

On June 25, 2020, the Board of Directors also appointed Charles O’Brien, the Company’s Director of Finance, to be the Chief Financial Officer of the Company on an interim basis effective immediately, subject to the finalization of an employment agreement mutually agreeable by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: June 25, 2020	/s/ Adam He
Adam He, Chief Executive Officer